United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 20, 2013

MDU COMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way

Totowa, New Jersey 07512

(Address of principal executive offices including zip code)

(973) 237-9499

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION

On June 30, 2013, MDU Communications International, Inc.’s wholly-owned subsidiary, MDU Communications (USA) Inc. (the “Company”), entered into an Amendment to the Amended Loan and Security Agreement with FCC, LLC, d/b/a First Capital, and Full Circle Capital Corporation (collectively, the “Lenders”) for an extension of maturity to the senior secured $30 million revolving credit facility to December 31, 2013 (the “Credit Facility”), as well as for the waiver of certain defaults.

On September 20, 2013, the Lenders provided the Company with a notice of default under the Credit Facility because a reduction in the borrowing base certificate between August 2013 and September 2013 put the Company “over formula” in the amount of $408,254. As of September 20, 2013, the borrowing base was $27,277,321, while the outstanding obligation under the Credit Facility was $27,685,576, which is considered a default under Section 2(f) of the loan agreement underlying the Credit Facility.

Additionally, the Lenders claim that the recent resignation of Sheldon Nelson and the inability of the Company to obtain certain prior stockholder approval for the publicly announced transaction with Access Media 3, Inc. was reasonably expected to have a material adverse effect on the Company, which is considered a default under Section 9(b) of the loan agreement underlying the Credit Facility.

Finally, the borrowing base certificate itself, which was due September 5, 2013, was not delivered to the Lenders until September 18, 2013, which is considered a default under Section 13(a)(xv) of the loan agreement underlying the Credit Facility.

The Company does not agree with the position of the Lenders as to many of the defaults and is responding accordingly.

As a result of the existing defaults, the Lenders have notified the Company that they are legally entitled to (i) declare all of the obligations under the Credit Facility to be immediately due, payable and performable and to enforce collection of the obligations by repossessing and disposing of any interest in the collateral and proceed against the Company and any guarantor, and (ii) pursue and enforce any and all remedies against the Company or any guarantor or any collateral pledged by the guarantor, as specifically set forth in the loan documents underlying the Credit Facility.

The Lenders have reserved their rights to exercise any and all remedies without further notice to the Company or any guarantor, and has advised that their honoring of any future funding of the Company under the Credit Facility will not operate as a waiver of the above-mentioned defaults or establish a course of dealing or conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ J.E. “Ted” Boyle
J.E. “Ted” Boyle Interim President and Chief Executive Officer

Dated: September 24, 2013